SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

January 6, 2014
(Date of Report (Date of Earliest Event Reported))

SKULLCANDY INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-35240	56-2362196
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1441 West Ute Boulevard, Suite 250
Park City, Utah 84098
(Address of Principal Executive Offices)

(435) 940-1545
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(d) Appointment of Director
Effective January 6, 2014, the Board appointed Mr. Jay Brown to serve as a member of the Board to fill a newly created Class II director position. Mr. Brown will serve for the term expiring at the Company's 2016 annual meeting of stockholders, or until his earlier resignation, removal or death.
There are no arrangements or understandings between Mr. Brown and any other person pursuant to which he was selected as a director, nor are there any transactions in which Mr. Brown has an interest that would be reportable under item 404(a) of Regulation S-K.  Mr. Brown will receive the standard compensation arrangements for the Company's non-employee directors, including annual fees and equity-based compensation.
Jay Brown, a 20-year music industry executive veteran, fostered the careers and discovered countless superstars including Rihanna and Ne-Yo and worked with artists such as NAS.  Jay Brown is the co-founder and Chief Executive Officer of Roc Nation, a full-service entertainment company started in 2008.  Mr. Brown currently overseas the careers of a diverse Roc Nation roster comprised of Grammy award winning and critically acclaimed recording artists, writers and producers including Rihanna, Shakira, Timbaland, Kylie Minogue and Santigold.  Prior to Roc Nation, Mr. Brown served as Executive Vice President for Def Jam Recordings from 2005 to 2008 and as Senior Vice President of Elktra Rcords from 1999 to 2004.
On January 6, 2014, the Company issued a press release in connection with the appointment of Mr. Brown to the Board. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2014	SKULLCANDY, INC.

	By	/s/ JASON HODELL
		Name:	Jason Hodell
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated January 6, 2014